EXHIBIT 10.06










MASTER AGREEMENT
FOR DESIGN AND CONSTRUCTION





SERVICES TO BE PROVIDED BY:
______________________________________





CHEVRON ENERGY SOLUTIONS CONTRACT NO. _______

DATE: February 1, 2001









                                      107


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TABLE OF CONTENTS



ARTICLE 1    RECITALS.........................................................1

ARTICLE 2    DEFINITIONS......................................................1

     PG&E Energy Services is not the same company as Pacific Gas and Electric Company, the utility. PG&E Energy Services is not regulated by the California Public Utilities Commission; and you do not have to buy PG&E Energy Services' products in order to continue to receive quality regulated services from Pacific Gas and Electric Company, the utility.

                                      1/00

ARTICLE 3    PARTIES' INTENT..................................................1

ARTICLE 4    THE WORK.........................................................2

ARTICLE 5    CONTRACTOR'S  DUTIES.............................................2

ARTICLE 6    FINAL COMPLETION.................................................7

ARTICLE 7    CONTRACT TIME AND SCHEDULE.......................................9

ARTICLE 8    CHANGES IN SCOPE OF WORK AND CLAIMS..............................10

ARTICLE 9    SAFETY OF PERSONS AND PROPERTY...................................12

ARTICLE 10  WARRANTIES, UNCOVERING OF WORK AND CORRECTION OF WORK.............14

ARTICLE 11  APPLICATIONS FOR PAYMENT..........................................15

ARTICLE 12  PAYMENTS TO CONTRACTOR............................................15

ARTICLE 13  INSURANCE & BONDS.................................................16

ARTICLE 14  TERMINATION OR SUSPENSION.........................................18

ARTICLE 15  INDEMNIFICATION...................................................20

ARTICLE 16  DISPUTE RESOLUTION................................................20

ARTICLE 17  MISCELLANEOUS PROVISIONS..........................................20


                                      108


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[Chevron Logo Appears Here[ CHEVRON
                            ________________
                            Energy Solutions
MASTER AGREEMENT FOR DESIGN AND CONSTRUCTION


         THIS MASTER AGREEMENT FOR DESIGN AND CONSTRUCTION ("Master Agreement"), effective [ADD DATE] ("Effective Date"), is made and entered into by and between [ADD NAME OF CONTRACTOR], a [ADD STATE ENTITY WAS FORMED] [ADD TYPE OF ENTITY I.E. CORPORATION, PARTNERSHIP, JOINT VENTURE, SOLE PROPRIETORSHIP], whose principal office is located at [ADD STREET ADDRESS AND PHONE NUMBER] (hereinafter referred to as "Contractor"), and CHEVRON ENERGY SOLUTIONS, L.P. , a Delaware limited partnership whose principal office is located at 345 California Street, Suite 3200, San Francisco, California 94104 (hereinafter referred to as "CES"), (together hereinafter referred to as the "Parties").

ARTICLE 1.  RECITALS
1.1 CES provides, among other things, energy management services on behalf of its Customers. To provide these services, CES has occasion to retain qualified engineers and contractors to furnish consulting, engineering,design and construction services for its energy management Projects; and

1.2 Contractor represents that it has the capabilities to provide construction and design services for the type of work required for CES' Projects, that it possesses valid contractor's license(s), as appropriate, issued by the State Contractors' State License Boards and that it employs professional engineers properly licensed by the states the Work will be performed to practice applicable engineering, or if permitted by state law, will subcontract such engineering services to properly licensed engineers; and

1.3 This Master Agreement sets forth the general terms and conditions for Contractor to design, provide, install and/or construct specific energy management Projects as requested by CES on a work order basis ("Work Order"). Individual Work Orders will be issued under this Master Agreement which shall constitute Amendments to this Master Agreement and will be fully incorporated herein. Each Work Order issued by CES shall be executed by both Parties and will serve as authorization for Contractor to commence work as described in the Work Order. Each Work Order shall be subject to all the terms and conditions of this Master Agreement, but shall constitute a separate and independent performance obligation of the part of SUBCONTRACTOR and payment obligation of CES. A sample form of the Work Order is attached as EXHIBIT A to this Master Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

ARTICLE 2.  DEFINITIONS
For purposes of this Master Agreement, including all Exhibits attached to this Master Agreement, and all Work Orders and Change Orders to be issued under this Master Agreement, the defined terms shall have the meanings set forth in Exhibit B, "Definitions", attached hereto and incorporated herein.

ARTICLE 3.  PARTIES' INTENT
3.1 The Parties' intent is to provide for all items necessary for the proper execution and completion of the Work. Without limiting the duty of Contractor to fully review the Contract Documents, in the event of a conflict or discrepancy among the various Contract Documents, the documents shall be given precedence in the following order (in descending order of precedence):
              i)  The Work Order;
             ii)  This Master Agreement (including any amendments thereto);
            iii)  Specifications; and
              v)  Drawings - (large-scale Drawings over small-scale)

     In the case of any discrepancy or conflict within a document, the more stringent requirement shall govern.

3.2 If any errors, discrepancies, ambiguities or omissions are found at any time in the Contract Documents, Contractor shall notify CES in writing before beginning the Work involved.

3.3 All Drawings, Specifications and copies thereof furnished or prepared pursuant to the Work Order shall remain the property of CES. Contractor shall not use said documents for any other project, unless authorized by CES.

3.4 Contractor shall maintain the Contract Documents and their terms in confidence and shall not publish or disclose the same without CES' prior written consent. Contractor shall not use the names or trademarks of CES in any of Contractor's advertising, publicity or other marketing materials, without CES' prior written consent.


[Add Contractor Name]                                                         1
Master Agreement for Design and Construction v.5                   [Date]


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3.5  No amendments or modifications of the Contract Documents shall be valid unless evidenced in writing and signed by a duly authorized representative of each party.

ARTICLE 4.  THE WORK
4.1 Contractor shall furnish and provide all supervision, labor, transportation, equipment, materials, resources, and other services necessary to complete the Work for the Project. As indicated in the Work Order executed by both parties, the Work may include Contractor's preparation of the Plans and Specifications for the Project.

4.2 Each Work Order for the Project will set forth the scope of work for each individual Project ("Scope of Work"). In addition, the Work Order will identify any special provisions contained in a Customer Agreement between CES and Customer regarding the project schedule, compensation, , regarding potential liability to Customer for consequential damages, and other material provisions that affect Contractor's Work. Contractor shall comply with all terms of the Work Order, along with all other components of the Contract Documents.

4.3 Contractor shall not perform any Work with respect to any Project until the parties have first executed a Work Order for the Work. Any work done by Contractor prior to the execution of a Work Order shall be done at Contractor's expense.

4.4 Contractor shall take direction only from CES, or as otherwise designated in writing by CES, and not from Customer or others, unless directed because of immediate safety concerns. All requests for additional Work, changes to Work, and/or direction from the Customer or others shall be forwarded to CES' Project Manager for prior written approval or denial prior to acting on such requests. If Contractor performs such work requested without CES' prior written approval, Contractor shall not receive any additional compensation or time for such unauthorized work.

ARTICLE 5.  CONTRACTOR'S DUTIES
5.1  STANDARDS OF PERFORMANCE

     5.1.1 Contractor represents and warrants to CES that Contractor is skilled and experienced in the type of project that is the subject of the Work Order and shall diligently perform the Work set forth in all Work Orders. All work performed by Contractor will comply with standards for comparable work performed by reputable contractors working in the same geographical area where the Work will be performed. Contractor further represents and warrants that it has satisfied itself as to the conditions under which the improvements are to be constructed, including, but not limited to, climatic conditions, available labor supply and costs, local and other governmental requirements, available equipment supply and costs, as well as all other items which, in Contractor's judgment, could in any manner affect the timely performance or cost of the Work.

     5.1.2 Contractor and CES recognize the business relationship established between them by the Contract Documents. In performing the Work, Contractor shall, as an independent contractor to CES, furnish its best reasonable skill, attention and judgment throughout the course of the Project. Contractor shall also provide efficient business administration and supervision, keep at all times an adequate supply of labor and materials on hand, and prosecute the Work toward completion in the best and soundest way and in the most expeditious and economic manner consistent with the reasonable interests of CES.

     5.1.3 Contractor shall incorporate in the Work only materials that are new and of the grades specified in the Plans and Specifications. Contractor's workmanship shall meet or exceed industry standards recognized by the various applicable trades. All Work shall be executed in a neat, skillful and workmanlike manner.

     5.1.4 Contractor shall observe and at all times fully comply with all Applicable Laws and Applicable Permits.

     5.1.5 Contractor shall pay applicable prevailing wages if the Customer is a public or Federal agency, or if such payments are otherwise required by law.

     5.1.6 Contractor shall hold, and shall ensure that all subcontractors doing any portion of the Work hold, all applicable licenses required to perform the Work covered by the Work Order, and shall keep all such licenses current and valid during the performance of the Work.


[Add Contractor Name]                                                         2
Master Agreement for Design and Construction v.5                   [Date]


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5.2  PERSONNEL & SUBCONTRACTORS

     5.2.1 Prior to commencement of the Work, Contractor shall designate a project manager and/or a project superintendent in writing to CES, and shall provide CES with the written resume of such person(s). Thereafter, Contractor shall not change such designations without CES' written consent that will not be unreasonably withheld, unless the designated person ceases to be employed by Contractor (in which case Contractor shall provide CES with the written resume of such person's replacement). CES may, by providing written notice to any of Contractor's corporate officers, object to any persons designated by Contractor, originally or subsequently, as project manager or project superintendent, whom CES deems objectionable within its reasonable discretion. Upon such notice of objection, Contractor and CES shall meet and confer, and, based on said discussions, Contractor shall, if requested by CES, promptly submit an alternative designation reasonably acceptable to CES. Contractor's project superintendent shall devote full time attention to the Project and shall maintain an office at the Site, as appropriate. Such superintendent shall direct, coordinate and supervise all Work required by the Contract Documents and shall inspect all materials delivered to the Site.

     5.2.2 Contractor's designated representative shall be empowered by Contractor to have full authority to execute any and all instruments that require the signature of Contractor and to otherwise act on behalf of Contractor with respect to all matters arising out of the Contract Documents.

     5.2.3 Contractor shall only employ for the Project competent and skilled workers who satisfactorily perform their duties. When requested by CES in writing, Contractor shall discharge and shall not re-employ for the Project any person who is reasonably deemed by CES as unfit, unskilled, disorderly, dangerous, insubordinate, incompetent, or otherwise objectionable.

     5.2.4 Contractor shall acknowledge receipt of materials and equipment purchased for the Project and shall provide storage and protection for such materials and equipment upon delivery. Contractor shall promptly ascertain whether or not the materials and equipment comply with the Contract Documents and shall immediately remove any nonconforming materials and equipment from the Site. All materials and equipment delivered to the Site, whether furnished by CES or Contractor, shall be stored and handled in such a manner to prevent damage thereto and to preclude inclusion of any foreign substances or discoloration.

     5.2.5 Prior to the commencement of the Work, and before executing any subcontracts or purchase agreements for the Project, Contractor shall provide CES with a list of its intended subcontractors and suppliers for the Work. Within five (5) working days of receipt of the list, CES shall have the right to reasonably object to any subcontractors or suppliers listed by Contractor, and the parties will thereafter meet and confer with respect to any CES objection. If CES demands that a subcontractor or supplier not be used for the Project, the Contract Amount and Contract Time stated in the Work Order shall be equitably adjusted to reflect the changes caused by Contractor retaining a new subcontractor or supplier.

     5.2.6 Contractor shall not be discharged from any obligations to CES hereunder as a result of any subcontract or purchase agreement. Contractor shall be as responsible to CES for the acts and omissions of its subcontractors and suppliers as it is for the acts and omissions of persons directly employed by Contractor. The responsibility of Contractor for its subcontractors and suppliers shall not be diminished by the right of CES to approve of Contractor's subcontractors and suppliers. Nothing contained herein shall create any contractual relation between any subcontractor or supplier and CES.

5.3 DESIGN PREPARATION BY CONTRACTOR: As specified by the Work Order, Contractor's Work may include the preparation of Plans and Specifications in accordance with the description of the Project set forth in the Work Order. In that event, Contractor shall comply with each of the following requirements:

     5.3.1 Contractor shall employ a qualified engineer licensed to practice professional engineering in the state and/or locality where the Project is located, or if permitted by State law, may subcontract such engineering services to a properly licensed engineer. Contractor's Plans and Specifications shall be prepared under the direct supervision of a licensed professional engineer and said engineer shall stamp the design upon completion of the Plans and Specifications.

     5.3.2 Contractor shall prepare the Plans and Specifications in accordance with the terms of this Master Agreement and with industry standards established by other reputable engineers practicing in the same locale as where the Project is located. Contractor's design shall also comply with all Applicable Laws and Applicable Permits.


[Add Contractor Name]                                                         3
Master Agreement for Design and Construction v.5                   [Date]

     5.3.3 Contractor shall be solely responsible for the adequacy, safety, suitability and completeness of its design. Contractor is responsible for taking all field dimensions and noting all field conditions which may impact engineering and design. Contractor's Plans and Specifications shall be sufficiently complete to allow for the construction of the Project. Contractor shall use its best reasonable efforts to prepare the design so as to avoid errors, ambiguities, conflicts and omissions and shall take appropriate quality assurance measures to eliminate any and all errors, ambiguities, conflicts and omissions within the Plans and Specifications.

     5.3.4 Throughout the preparation of the Plans and Specifications, Contractor shall periodically supply copies of the design to CES and, as appropriate, to Customer for their review and approval. Contractor shall also periodically meet with representatives of CES and Customer to discuss the design as specified in the Work Order.

     5.3.5 Contractor's Plans and Specifications shall be in strict accordance with the description of the Project set forth in the Work Order. Contractor's Plans and Specifications are subject to the approval of CES. Contractor expressly understands that any approvals of the design by CES and Customer are for the limited purpose of determining whether the design conforms to the scope of the Project. Notwithstanding any reviews and approvals of the design by CES and Customer, until final acceptance Contractor shall remain solely responsible for the adequacy, safety, suitability and completeness of the design. After final acceptance, Contractor shall remain responsible for warranty provisions, latent defects, and outstanding claims and/or liens.

     5.3.6 Contractor shall submit the final Plans and Specifications to the appropriate governmental agencies having jurisdiction over the Project. Contractor shall work with said agencies to secure all Applicable Permits.

5.4 DESIGN BY OTHER ENGINEER: If the Plans and Specifications are being prepared by a CES Engineer, other CES engineering contractor, or Customer's engineer, Contractor shall, without limitation:

     5.4.1 Review Plans and Specifications: Carefully study and compare the Engineer's Plans and Specifications and shall at once report to CES any error, ambiguity, or omission discovered by Contractor, including any requirement which may be contrary to any Applicable Law or Applicable Permit. Contractor shall not proceed with any portion of the Work affected by any such error, ambiguity, or omission until receipt of further direction or instruction by CES or Engineer. 5.4.2 Construction Consulting Services: Provide recommendations on construction feasibility, availability of materials and labor, time requirements for installation and construction, factors related to cost, including costs of alternative designs or materials, and possible economies; attend and provide input at meetings with CES and Engineer during the development of the design. 5.4.3 Coordination of Design: Review the Plans and Specifications as they are being prepared by Engineer, recommending alternate solutions whenever design details, materials, or systems affect the construction budget, construction feasibility or construction schedule.

5.5 CONSTRUCTION: In connection with the construction of the Work, Contractor shall, without limitation: 5.5.1 Project Control: Manage and direct the Work in all particulars, including its own activities and those of its Subcontractors, and coordinate the Work with the activities and responsibilities of CES to complete the Project in accordance with the Contract Documents. Contractor shall be solely responsible for its means, methods, techniques, sequences and procedures employed for the construction. Contractor shall also coordinate all portions of the Work required by the Contract Documents. 5.5.2 Supervision: Supervise,
     coordinate  and  direct  Contractor's  own  forces  and those of its
     Subcontractors,   regularly   monitor  as   appropriate   to  achieve
     adequate performance, and provide inspection to assure high workmanship for the Work. Contractor shall at all times enforce strict discipline and good order among its employees and Subcontractors and shall require its Subcontractors to do the same.

     5.5.3 Physical Construction: Furnish and pay for all supervision, labor, materials, fabrications, assemblies, construction equipment and machinery, tools, water, heat, utilities, transportation and all other facilities and services that are necessary for the proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work, excluding only those items specifically identified to be provided by CES or by others.

     5.5.4 Licensing: Any and all activities requiring licensing to perform, must be performed by Licensed Engineers, Licensed Contractors, or Licensed Specialty Contractors (such as required when performing electrical, plumbing, or disturbing asbestos or other Hazardous Materials), as required by Applicable Law. If Work includes certain design work that requires engineering plans, specifications, and/or drawings, such documents must be signed by an appropriately licensed engineer, and/or architect, as required by Applicable Law.


[Add Contractor Name]                                                         4
Master Agreement for Design and Construction v.5                   [Date]


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     5.5.5   Meetings:  Attend  and  participate  in  meetings  with  CES to be held periodically at the job site as defined in the Work Order.

     5.5.5 Schedule: Provide regular monitoring of the Project Schedule as the construction progresses. Identify potential variances between scheduled and probable actual completion dates. Review schedule for work not started or incomplete and implement adjustments in the Project Schedule to meet the required completion date. Contractor shall determine the adequacy of the personnel working on the Project and also determine whether the equipment and the availability of materials and supplies are sufficient to meet the Project Schedule. Contractor shall implement appropriate action when the obligations of Contractor and Subcontractors are not being met.

     5.5.6 Permits and Approvals: In consultation with CES, secure and pay for the building permit, and all other permits, approvals, charges, governmental fees and licenses necessary for the construction and the proper execution and completion of the Work.

     5.5.7 Cutting, fitting and patching: Be responsible for all cutting, fitting or patching that may be required to complete the Work or to make its several parts fit together properly. Patching of all finishes shall match any existing work to meet CES' reasonable approval.

     5.5.8   Clean-up: Keep the Project and Site free from accumulation of waste materials or rubbish caused by its operations. As the Work is performed, Contractor shall remove all of its waste materials and rubbish from the Site in accordance with Applicable Laws and shall be responsible for the payment of any waste disposal or waste transportation fees. With respect to Hazardous Substances, attention is directed to Section 5.8 of this Agreement. Upon the completion of the Work, Contractor shall remove all of its tools, construction equipment, machinery and surplus materials. To the extent caused by its Work, Contractor shall replace any broken glass, remove stains, spots, marks and dirt from painted or decorated work, clean hardware, remove paint spots and smears from all surfaces, clean fixtures and wash all concrete masonry and tile and clean all glass.

     5.5.9 Royalties and Patents: Pay all royalties and license fees. Contractor shall defend all suits or claims for infringement of any patent rights and shall save CES harmless from loss on account thereof. However, Contractor shall not be responsible for such loss when a particular design, process, or the product of a particular manufacturer is specified by CES; provided, that if Contractor knew or reasonably should have known that the design, process, or product specification is an infringement of a patent, it shall promptly notify CES in writing of such knowledge; otherwise, it shall be responsible for such loss as may result from its failure to give prompt notice.

     5.5.10 Project lines and levels: Be responsible for the accuracy of the Project lines and levels. Contractor shall carefully compare the levels shown on the Drawings with existing levels and shall call to CES' attention any discrepancies before proceeding with the Work. In accordance with industry standards of contractors performing similar work on the types of projects that will be performed by the Contractor, the Work shall be erected square, plumb, level, true in line and grade, in the exact plane and to the correct elevation and/or slope as indicated in the Contract Documents. Contractor shall visit the Site and visually inspect the general and local conditions that could affect the Work. Any failure of the Contractor to reasonably ascertain from a visual inspection of the Site the general and local conditions which could affect the Work will not relieve the Contractor from its responsibility to properly complete the Work without any additional expense to CES. Contractor shall lay out and be strictly responsible for the accuracy of the Work and for any loss or damage to CES and Customer or others by reason of the Contractor's failure to set out or perform its work correctly. Contractor shall exercise prudence so that the actual final conditions and details of its Work shall result in alignment of finish surfaces.

     5.5.11 Tests: Conduct tests, inspections and approvals as required. If the Contract Documents or Applicable Laws require any portion of the Work to be inspected, tested or approved, Contractor shall give CES at least 48 hours notice of its readiness for such inspecting, testing or approval. The Contractor shall give proper written notice to all required parties of such tests, approvals and inspections. Unless otherwise specifically provided in the Contract Documents, Contractor shall bear all costs of such inspections, tests or approvals. Contractor shall also secure all required certificates of inspection, testing or approval and promptly deliver them to CES. If CES determines that any Work requires special inspection, testing, or approval not already required by the Contract Documents or


[Add Contractor Name]                                                         5
Master Agreement for Design and Construction v.5                   [Date]

             Applicable Laws, CES may instruct Contractor to order such special inspection, testing or approval. If such special inspection or testing reveals a failure of the Work to comply with the requirements of the Contract Documents (including any Applicable
             Laws), Contractor shall bear all costs thereof, including compensation for any additional services of the Engineer made necessary by such failure; otherwise, CES shall bear such costs, and an appropriate Work Order will be issued. Contractor shall not be relieved of its obligations to perform the Work in accordance with the Contract Documents, notwithstanding any inspections, tests or approvals provided by CES. 5.5.12 Start-up: Start-up all systems and equipment included in the Work. Contractor has included in the Contract Amount sufficient allowances to cover contingencies that may arise in connection with the start-up of individual systems, equipment and the total facility. Contractor shall fully comply with each manufacturer's specifications and instructions. Equipment that has been specified to be furnished with manufacturer's supervision of start-up shall be placed in operation only under the supervision of manufacturer's representative.

     5.5.13 Documents And Samples At The Site: Contractor shall maintain at the site in good order the following documents for CES' inspection and copying:

             1. Drawings, Specifications, approved Shop Drawings, Product Data and Samples, Work Orders and other Modifications.

             2. All documents which arise out of the Contract Documents or the construction of the Project, including, without limitation, the following: Subcontracts; Work Orders; Project correspondence; job meeting minutes, memoranda and notes; and any other related documents pertaining to transactions related to the Contract Documents and work performed in relation thereto.

             3. A current marked set of Plans and Specifications showing record, or "as-built", conditions, configurations and locations to facilitate the preparation of record, or "as-built", drawings.

     5.5.14 Reports And Project Site Documents: Contractor shall record the progress and activity of the Project on a weekly basis, maintain such records for a period of three (3) years after Final Payment, and upon request of CES, submit copies thereof to CES. Contractor shall submit written progress reports on a weekly basis, unless otherwise specified in the Work Order, to CES, including information on the status of the Work, any problems that threaten the timely completion of the Work, any pending claims, and the percentage of completion of the Work.

5.6  TAXES
     5.6.1 Unless otherwise provided in the Contract Documents, Contractor shall pay all sales tax and any other tax charged on the material, equipment, and labor provided by Contractor under the Contract Documents for the Work, which are enacted by any municipal, county, federal or state authority. Upon Final Completion of its Work, Contractor shall not be responsible for payment of any tax or assessment based on the completed Work, unless otherwise provided in the Contract Documents.

5.7  USE OF SITE

     5.7.1 Contractor shall confine its operations at the Site to areas permitted by Applicable Laws, Applicable Permits and the Contract Documents. Contractor shall not unreasonably encumber the Site with any materials or equipment, and it shall maintain the Site in a neat, orderly manner. Contractor shall confine its ingress and egress to the Site to areas approved in advance by CES and shall not use any other ingress or egress to or from the Site. Contractor shall assume full responsibility for any property damage resulting from the performance of its Work, except to the extent such damage was the result of CES' or Customer's negligence.

     5.7.2 Contractor shall take measures to control the blowing or spreading of dust, smoke, dirt, mud and refuse from the Work to avoid nuisance and inconvenience to others whether on or off the Site. These measures shall be in compliance with, without being limited to, all Applicable Laws, and shall be subject to CES' reasonable approval.


[Add Contractor Name]                                                         6
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     5.7.3   Contractor shall perform its Work (and to have its Subcontractors and other parties so perform their work) so as to not unduly interfere with or disrupt the business operations of Customer. CES will coordinate with Customer to minimize the possibility of Customer caused delays to the construction. CES acknowledges and agrees that Contractor needs reasonable access to the Site and a reasonable amount of time per working day to perform the Work in an efficient manner, and CES will coordinate with Customer regarding same.

     5.7.4 Contractor acknowledges that CES intends to minimize damage and disturbance to the environment at the Site. Contractor shall use its best efforts to limit its Work to the areas designated by CES and to protect and prevent damage or disturbance to any trees or other vegetation outside of the clearing limits shown on the Contract Documents.

5.8  DUTIES REGARDING MANAGEMENT OF HAZARDOUS SUBSTANCES AND HAZARDOUS WASTE.

     5.8.1 Contractor shall be responsible for complying with all Applicable Laws with respect to the removal and proper disposal of all Hazardous Substances brought onto or generated by Contractor or by any of its Subcontractors in the course of performing the Work.
             Contractor shall defend, indemnify and hold CES and Customer harmless from and against any and all losses, damages, expenses, fees, claims, costs and liabilities (including, but not limited to, attorneys' fees and costs of litigation) arising out of or in any manner related to the release or threatened released of any Hazardous Substances brought onto or generated by Contractor during the course of performing the Work. It is expressly understood that this responsibility includes protecting CES and Customer from any clean-up responsibility imposed on CES or Customer under Applicable Laws.

     5.8.2 Contractor shall not be responsible for any pre-existing Hazardous Substances at the Site. Contractor shall provide written notice to CES immediately upon the discovery of any pre-existing Hazardous Substances. Except in case of emergency, Contractor, or any of its subcontractors, shall not disturb, disrupt, remove, alter, dislodge or otherwise handle any pre-existing Hazardous Substances at the Site without the prior written consent of CES. As appropriate, CES will issue a Work Order to Contractor for the removal of any pre-existing Hazardous Substances from the Site. Contractor shall defend, indemnify and hold CES and Customer harmless from and against any and all losses, damages, expenses, fees, claims, costs and liabilities (including, but not limited to, attorneys' fees and costs of litigation) arising directly out of Contractor disturbing or causing a release of any pre-existing Hazardous Substances at the Site.

     5.8.3   UNDER NO CIRCUMSTANCES SHALL CES BE LIABLE FOR ANY INJURY TO
             CONTRACTOR  WHICH  IS  THE  RESULT  OF  CONTRACTOR'S   EXPOSURE  TO
             HAZARDOUS SUBSTANCES.

5.9 Contractor's duties as set forth in this Article 5 of the Master Agreement are not intended to be exhaustive, and they shall not limit other duties imposed by the Contract Documents or by Applicable Laws and/or otherwise necessary for the successful completion of the Work as an integrated whole.

ARTICLE 6  FINAL COMPLETION
6.1  COMPLETION AND CLOSE-OUT SUBMITTALS

     6.1.1   As necessary for the completion of the Work, Contractor shall
             assemble   and   submit  to  CES  the   following   materials   and
             documentation ("Closeout Documentation"):

             1. All permit sign-offs or other approvals of any governmental agency with authority over the Project.

             2.   One record set of all the  following  project  documentation:
                  (a) Specifications,  (b) Project Drawings,  (c) Modifications,
                  (d) CES field orders or written instructions,  sketches, etc.,
                  (e) Approved Shop Drawings, Product Data and Samples, (f) All test data and testing laboratory reports, (g) Record, or "As Built", specifications legibly marked to indicate the manufacturer, trade name, catalog number, and supplier of each product and item of equipment actually installed, (h) One reproducible Mylar record set and two sets of prints of Record, or "As Built", drawings, legibly marked concurrently with the construction process, and (i) one electronic AutoCAD copy of the Record, or "As Built", drawings.


[Add Contractor Name]                                                         7
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             3.   Three  duplicate sets,  each  separately  bound and indexed in vinyl covered three ring binders, of operating instructions and maintenance recommendations for all equipment and systems
                  installed   as  a  part  of  the  Work,   including,   without
                  limitation, a printed parts list for all items which might be subject to replacement. The instructions shall set forth all of the information necessary for Customer to maintain and operate and make full and efficient use of all equipment and systems comprising the Work. They shall provide the name, address and telephone number of the firm or organization that is authorized by the manufacturer of the installed equipment to service the equipment as the need may arise.

             4. All spare parts, maintenance materials and any other materials or equipment for which Contractor had been paid but which was not actually incorporated into Work.

             5. The originals of all warranties, guaranties, bonds, or certificates of compliance required by the Contract Documents relative to the Work. These shall be compiled in a vinyl covered three ring binder and indexed in order of and in accordance with corresponding specification sections or other requirements of the Contract Documents.

             6. Final affidavit and unconditional lien waivers and releases from Contractor and all its subcontractors.

6.2  FINAL COMPLETION AND FINAL PAYMENT

     6.2.1 When Contractor considers the Work to be fully complete and ready for final inspection, Contractor shall certify in writing to CES that:

             1.   The Contractor has reviewed the Contract Documents.

             2. The Contractor has inspected all Work for compliance with the Contract Documents.

             3. The Contractor has determined that all Work has been completed in accordance with the Contract Documents.

             4.   The Contractor has cleared, tested and started-up all
                  equipment  and  systems  in   accordance   with  the  Contract
                  Documents and said equipment and systems are fully operational per the manufacturers' manuals.

             5. The Contractor has submitted all Close-out Documentation required by Subparagraph 6.1.1 of this Master Agreement.

             6.   The Work is fully completed and ready for final inspection.

     6.2.2   CES will inspect the Work to verify the status of completion
             within  a  reasonable   time  after  its  receipt  of  Contractor's
             certification   required  by  Subparagraph  6.2.1  of  this  Master
             Agreement.

     6.2.3 If CES determines that any of the Work is incomplete or defective, CES will promptly notify Contractor in writing of such incomplete or defective Work, itemizing and describing such remaining items with reasonable particularity. Contractor shall immediately complete all items and remedy all stated deficiencies, after which Contractor shall send another written certification to CES that the Work is fully complete. CES will thereafter promptly re-inspect the Work.

     6.2.4 When CES determines that the entire Work has been fully and properly completed in accordance with the Contract Documents, and Customer has accepted the Work, CES will give written notice to Contractor of acceptance and Final Completion.

6.3  WAIVER
     6.3.1 Subject to Subparagraph 10.3 of this Master Agreement, CES' inspection, notice of Final Completion, its Final Payment, its acceptance of the Work, and Customer's possession of the Project shall not operate as a waiver of any warranty provision of the Contract Documents. Any waiver by either party of any breach of the Contract Documents shall not be held to be a waiver of any other or subsequent breach, and any waiver by either party of any right to terminate the Work Order shall not be held to be a waiver of any breach of the Contract Documents.


[Add Contractor Name]                                                         8
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


     6.3.2 Contractor's acceptance of Final Payment shall constitute a waiver of all claims of Contractor except those previously made in writing and expressly identified as unsettled at the time of submission of Contractor's final Application For Payment.

ARTICLE 7.  CONTRACT TIME AND SCHEDULE
7.1  PROGRESS AND COMPLETION

     7.1.1 The time period set forth in the Work Order for Final Completion of the Work ("Project Schedule") may be extended only for causes and events expressly authorized under this Master Agreement. Contractor shall begin Work on the Date of Commencement of the Work.
             Contractor shall not commence work prior to the issuance of a written notice to proceed by CES. Contractor shall thereafter prosecute the Work continuously, expeditiously and diligently at such a rate to maintain sufficient progress in accordance with the Project Schedule to achieve Final Completion within the Contract Time, unless an extension of time is justified under Article 7 of this Master Agreement. Should it appear at any time that Contractor is in danger of failing to meet any of the critical path milestone dates contained in the Project Schedule, Contractor shall cause its employees and its Subcontractors to increase personnel or perform overtime work as is necessary to return to the original Project Schedule. Contractor shall not be compensated or reimbursed for any additional costs resulting from such overtime work, and no adjustment shall be made to the Contract Amount, unless an extension of time would have been justified under Article 7 of this Master Agreement and Contractor had supplied CES with notice of its intent to accelerate prior to providing such overtime work.

7.2  DELAYS AND EXTENSIONS OF TIME

     7.2.1 Time is of the essence in the performance of the Work. In the event that Final Completion of the Work is not achieved in accordance with the Project Schedule (or as such date may be extended as provided in this Article 7 of the Master Agreement), Contractor recognizes that CES may suffer substantial damages as a result of the delay.

     7.2.2 Contractor shall pay CES all costs and damages which CES incurs and as necessary to hold CES harmless from any monetary loss which is caused by Contractor's failure to achieve Substantial Completion within the Contract Time set forth in the Work Order (or as extended by a subsequently issued Change Order.) CES will seek in its agreement with its Customer limit the recoverability of consequential damages against both CES and Contractor for any late completion of the Work; however, CES makes no representation that it will be able to obtain such consent. Other than consequential damages of Customer, Contractor shall not be liable to CES for consequential damages. CES shall provide notice to Contractor of any special provisions contained in the Customer Agreement between CES and Customer, at such time Contractor can agree, or not agree, to execute such Work Order.

     7.2.3 Contractor may be entitled to an extension of the Contract Time for excusable delays arising from only the following events which are unforeseeable and beyond the control of Contractor and which are neither caused nor contributed to by the fault or negligence of Contractor or its Subcontractors:

             1. Acts of God, such as tornado, fire, hurricane, blizzard, earthquake, typhoon, flood or other similar unavoidable casualties.

             2. Labor disruption by a third party; unanticipated action or failure to act by a governmental entity having jurisdiction over the Project; or litigation commenced by any person or entity not a party to the Contract Documents.

             3. Abnormal, adverse weather not reasonably foreseeable. The Contract Time will not be extended due to normal seasonal weather variations.

             4. Delays caused by acts or failure to act by CES, other CES consultants and contractors, or CES' Customer.

     7.2.4 In the event that Contractor requests an extension of the Contract Time, Contractor shall furnish justification and supporting documentation, as described in Section 7.2.5 below, to determine whether Contractor is entitled to an extension of time under the Contract Documents. If CES finds that Contractor is entitled to any extension of time, CES' determination as to the total number of days' extension shall be based upon the justified number of days of delay claimed by Contractor and the currently approved Project Schedule. Contractor acknowledges and agrees that actual delays in activities which, according to the most current Project Schedule, that do not affect activities critical to the completion of the Work within the Contract Time will not be a valid basis for a change to the


[Add Contractor Name]                                                         9
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


             Contract Time. If CES determines that Contractor is entitled to an extension of the Contract Time, an appropriate Change Order will be issued.

     7.2.5 Any claim for an extension of time shall be made in writing to CES within twenty-one (21) days of Contractor's reasonable discovery of actual delay to the Work, and the circumstances and activities leading to such claim shall be indicated or referenced on Contractor's daily report for the day(s) affected; otherwise, all such claims are waived by Contractor. In making a claim for an extension of time, Contractor shall provide the following specific information and CES may request additional documentation if necessary to evaluate Contractor's claim for additional time:

             1.   Nature of the delay;
             2.   Date (or anticipated date) of commencement of delay;
             3. Activities on the Project Schedule affected by the delay, and/or new activities created by the delay, and their relationship with existing activities;
             4. Reason for delay; identification of person(s), or organization(s), or event(s) responsible for the delay;
             5.   Anticipated extent of delay;
             6. Amount of additional extension of Contract time requested by Contractor; and
             7.   Any recommended action to avoid or minimize additional delays.

     7.2.6 An extension of Contract Time shall not be granted if, in the exercise of reasonable prudence, Contractor, or anyone for whom Contractor is responsible, could have avoided the delay in the progress of the Work. Delays otherwise allowable shall be reduced by the amount of time that Contractor or anyone for whom Contractor is responsible, in the exercise of reasonable prudence, could have avoided or reduced such delays in the course of the performance of subsequent portions of the Work, provided that Contractor shall not be obligated to incur additional cost to make up any excusable delays.

     7.2.7 Except as otherwise specifically provided in this Master Agreement, Contractor shall not be entitled to any increase in the Contract Amount or payment of additional compensation of any kind from CES based on any delays unless (1) Contractor gives timely notice; and (2) Contractor substantiates its claim for additional compensation by providing CES written documentation supporting that the delay is excusable and documenting all claimed extra costs associated with such excusable delay in accordance with Articles 7 and 8 herein., hall provide timely notice under Section 8.4 of this Master Agreement and shall substantiate all extra costs claimed by Contractor based on such delay.

7.3  PROJECT SCHEDULE

     7.3.1 Parties will attach to the Work Order an agreed upon Project Schedule which describes Contractor's intended method of accomplishing the Work. Such Project Schedule shall be in a form acceptable to CES and shall demonstrate an expeditious, practicable and reasonable plan for accomplishing Final Completion within the Contract Time

     7.3.2 Project Schedule shall take into account accomplishment of such interim milestones or requirements of CES for completion of portions of the Work at times earlier than the full Contract Time, and Contractor may use such "float" time elsewhere in the Project
             Schedule if it does not impact the project critical path.

     7.3.3 With CES' prior written approval, the Project Schedule may be revised to reflect any adjustments extending the Contract Time, including revision to the durations, sequences and interrelationships of activities affected by the occurrences permitting such adjustment. CES shall be entitled to rely on the Project Schedule (and as revised) in planning and scheduling performance of its obligations under the Contract Documents or of interrelated work by its own forces or separate contractors.

     7.3.4 Contractor shall coordinate its Work with CES and all other contractors, subcontractors and suppliers so as not unreasonably delay or disrupt their performance or impact the project critical path. Oral extensions of the Contract Time shall not be binding on CES.

ARTICLE 8.  CHANGES IN THE SCOPE OF WORK AND CLAIMS
8.1 REQUESTS FOR ADDITIONAL WORK. Contractor shall perform the Work as specified in each Work Order and any subsequently issued Change Orders. Contractor is under no obligation to perform additional work which exceeds the Scope of Work described in the Work Order and written Change Orders. During the performance of Work


[Add Contractor Name]                                                         10
Master Agreement for Design and Construction v.5                   [Date]
     on a particular Work Order, CES may request Contractor to perform additional work, outside the Scope of Work, and such new work shall be authorized by a written Change Order. If, during the performance of the Work, Contractor is requested to perform work under the existing Work Order that Contractor believes is outside the Scope of Work identified in the Work Order, or a subsequently issued Change Order, Contractor shall provide written notice of same to CES within twenty-one (21) working days of Contractor receipt of notice of such request. If the Work is deemed by CES to be outside the original Scope of Work, a Change Order for the additional work shall be issued. If CES deems said work to be within the Work Order Scope of work, or another subsequently approved Change Order Scope of Work, Contractor shall perform such work, but shall do so under protest for additional compensation and/or time and such protests shall be submitted to CES as a Claim for additional compensation and/or time. Such claims for additional compensation and/or time shall be resolved in accordance with terms of Articles 7 and 8.

8.2  MATERIAL CHANGES IN THE SCOPE OF WORK.

     8.2.1 If, during the performance of the Work, Contractor believes that a Material Changed Condition is impacting or will impact the Work requiring additional time and/or compensation, Contractor shall provide written notice of same to CES within twenty-one (21) days of Contractor's notice of such Changed Condition, the anticipated time of delay and/or the estimated additional costs associated with the Material Changed Condition. Contractor shall continuously update CES as to the impact of the Material Changed Condition. If CES agrees that there is a Material Changed Condition, a new or amended Work Order shall be issued to increase time and/or compensation. A "Material Changed Condition" shall be defined as one or more of the following conditions that impact the Project Schedule ("Time") and/or Cost: 1) parties outside the control of Contractor caused delays in Project Schedule; 2) discovery of differing and unexpected site conditions which were not previously disclosed by Customer and could not have been readily discoverable by Contractor prior to start of Work; 3) discovery of hazardous wastes or material which was not previously disclosed; (4) adverse weather conditions not reasonably anticipated; and (5) any other condition that could not have been reasonably anticipated by the Parties and is outside Contractor's control. If there is a disagreement between CES and Contractor as to whether or not there is a Material Change Condition, those disputes shall be resolved in accordance with the provisions of this Master Agreement.

     8.2.2 If there is any change to the scope of work resulting in a change in the Contract Amount, the change to the Contract Amount shall be determined in one or more of the following ways:

             l. By mutual acceptance of a lump sum properly itemized and supported by sufficient substantiating data to permit evaluation;

             2. By unit prices stated in the Contract Documents or subsequently agreed upon; or

             3. By the method provided in Subparagraph 8.2.3 of this Master Agreement.

             Except as otherwise provided in the Contract Documents, the cost or credit to CES resulting from a Change in the Work, not covered by unit prices, shall be based on the following percentages added to the extra material and labor costs: Percentage allowance to Contractor for overhead and profit for extra work performed by Contractor with its own forces shall be Fifteen Percent (15%); the percentage allowance to Contractor for overhead and profit for extra work performed by Contractor's Subcontractor and supervised by Contractor shall be Ten Percent (10%); and plus a reasonable allowance for costs of delay that shall be documented and verified at CES' request.

     8.2.3 If Contractor does not respond promptly or disagrees with the method of adjustment in the Contract Amount, the method and the adjustment to shall be determined by CES on the basis of the reasonable expenditures and savings of those performing the Work attributable to the Change, including, in the case of an increase in the Contract Amount, a reasonable amount for overhead and profit as defined in Section 8.2.2 above. In such case, Contractor shall keep and present, in such form as CES may prescribe, an itemized accounting together with appropriate supporting data such as invoices, Subcontractor quotes and other documents and records as CES may require to verify Contractor's costs. Unless otherwise provided for in the Contract Documents, costs for the purposes of this Section shall be limited to the following:


[Add Contractor Name]                                                         11
Master Agreement for Design and Construction v.5                   [Date]

             l. costs of labor, including social security, old age, and unemployment insurance, fringe benefits required by agreement or customer, and worker's compensation insurance;

             2. costs of materials, supplies, and equipment, including cost of transportation, whether incorporated or consumed;

             3. rental costs of machinery and equipment, exclusive of hand tools, whether rented from the Contractor or others;

             4. costs of premiums for all bonds and insurance, permit fees, and sales, use or similar taxes related to the Work;

             5. additional costs of supervision and field office personnel and other field office costs directly attributable to the change.

     8.2.4 Notwithstanding any dispute regarding any requested adjustment in the Contract Amount or Contract Time with respect to a change in the Work, Contractor shall promptly proceed with the Work required by any Work Order issued by CES and CES shall continue to make payments to Contractor in accordance with the Contract Documents.

8.3  CLAIMS
     8.3.1 Other than changes initiated by CES, Contractor shall not be entitled to any adjustment of Contract Amount or Contract Time except in strict compliance with the procedures hereinafter set forth. The failure of Contractor to assert any claim within the time limits prescribed herein or in the form or manner precisely as required hereby shall be deemed a material prejudice to the interests of CES and shall constitute an absolute waiver of the claim and the right to file or thereafter prosecute same.

     8.3.2   In the event that Contractor contends that any order (which shall include direction, instruction, interpretation or determination) from CES or other event or occurrence causes a Change in the Work entitling Contractor to an adjustment of either the Contract Amount or Contract Time or both, Contractor shall:

             1.   Provide a written Notice of Claim to CES within twenty-one
                  (21) days after the occurrence of the event or first recognized the condition giving rise to such claim. Such Notice of Claim must clearly identify the event or condition that is relied upon and contain a clear statement of why it constitutes a basis for adjustment.

             2. The Notice of Claim shall include a clear, concise recital of the basis upon which the claim is asserted, including a designation of the provision(s) in the Contract Documents on which the claim is based and the amount of time and compensation claimed. All costs, expenses or damages and extensions of time claimed as a result of the alleged change shall be described in reasonable detail and shall be supported with reasonable documentation.

             3.   To the extent that any adjustment to the Contract Time is
                  sought,   Contractor   shall  also  fully   comply   with  the
                  requirements of Article 7.

     8.3.3 CES shall review any claim that was timely submitted by Contractor. In conducting this review, CES shall have the right to require Contractor to submit such additional documents, data and other information as CES may reasonably require. The failure to submit such additional documents, data or other information within fifteen
             (15) working days following Contractor's receipt of CES' written request shall be deemed a waiver of the claim. If, upon completion of such review, CES determines that a Change is justified, CES shall issue a new or amended Work Order amending the Contract Amount or Contract Time or both as appropriate. If Contractor disputes the determination made by CES, as a condition precedent of any further action to resolve such dispute, Contractor must notify CES in writing within five (5) working days following receipt of the decision of such dispute and permit CES fifteen (15) additional working days to reconsider and, if it deems it appropriate, modify its decision.

ARTICLE 9:  SAFETY OF PERSONS AND PROPERTY
9.1 Contractor shall take all reasonable precautions for the safety of, and shall provide all reasonable protection to prevent damage, injury or loss to:

     9.1.1 All employees and its Subcontractors and their employees on the Project or performing the Work and all other persons who may be affected thereby;


[Add Contractor Name]                                                         12
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


     9.1.2 All Work and all materials and equipment to be incorporated therein, whether in storage on or off the Site under the care, custody or control of Contractor or any of its Subcontractors; and
             9.1.3 Other property at the Site or adjacent thereto, including trees, shrubs, lawns, walks, utilities, pavements, etc.

9.2 Contractor shall give all notices and shall comply with all Applicable Laws bearing on the safety of persons or property or their protection from damage, injury or loss. Specifically but without limitation, Contractor and its Subcontractors shall thoroughly familiarize themselves with all requirements of Public Law 91-956 enacted by Congress, December 29, 1970, cited as the "Occupational Safety and Health Act of 1970", and all amendments thereto, commonly referred to as OSHA, and Contractor shall have the responsibility to fully enforce and comply with all provisions of this Act.

9.3 Contractor shall erect and maintain, as required by existing conditions and the progress of the Work, all reasonable safeguards for safety and protection of the Work, including posting danger signs and other warnings against hazards, promulgating safety regulations and notifying CES and Customer of adjacent utilities.

9.4 Contractor shall promptly remedy all damage or loss to any property caused in whole or in part by Contractor or its Subcontractors, except such damage or loss attributable to the negligent acts or omissions of CES, Customer, or others for whom they are responsible.

9.5 In any emergency affecting the safety of persons or property, Contractor shall reasonably act to prevent threatened damage, injury or loss.

9.6 Contractor shall exercise appropriate, reasonable care in carrying out any Work involving explosive or other dangerous methods of construction or hazardous procedures, materials or equipment. Contractor shall use properly qualified individuals to carry out such Work in a safe and reasonable manner so as to reduce the risk of damage, injury or loss.

9.7 Contractor shall designate an employee at the Site who shall act as Contractor's designated safety representative with a duty to prevent accidents. Unless otherwise identified in writing, the designated safety representative shall be the Contractor's project superintendent.

9.8 Contractor shall not overload the structures or conditions at the Site and shall take reasonable steps not to load any part of the structures or Site so as to give rise to an unsafe condition or create an unreasonable risk of damage, injury or loss. Contractor may submit a written request to CES or Customer for loading information concerning the structures at the Site.

9.9 Contractor shall give prompt written notice to CES of any accident involving personal injury requiring a physician's care, any property damage exceeding five hundred dollars ($500.00) in value, or any accident or failure that could have resulted in serious personal injury, whether or not such an injury was sustained.

9.10 Contractor shall establish its own written safety program implementing safety measures, policies and standards conforming to those required or recommended by governmental and quasi-governmental authorities having jurisdiction, and by CES and Customer, including, but not limited to, requirements imposed by the Contract Documents and the Customer Agreement. Contractor shall comply with the reasonable recommendations of insurance companies having an interest in the Project, and shall stop any part of the Work which CES deems unsafe until corrective measures satisfactory to CES shall have been taken. CES' failure to stop Contractor's unsafe practices shall not relieve Contractor of the responsibility therefor. Contractor shall notify CES immediately following an accident and shall promptly confirm the notice in writing. A detailed written report shall be furnished if requested by CES. Contractor shall indemnify CES and Customer for fines or penalties imposed on CES or Customer as a result of a safety violation by Contractor.

9.11 Material Safety Data (MSD) sheets as required by law and pertaining to materials or substances used or consumed in the performance of the Work shall be submitted to CES by Contractor. MSD sheets obtained by CES from other contractors or sources shall be made available to Contractor.

9.12 Use and handling of Hazardous Substances by Contractor shall be in compliance with all Applicable Laws.


[Add Contractor Name]                                                         13
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


ARTICLE 10.  WARRANTIES, UNCOVERING OF WORK AND CORRECTION OF WORK
10.1 UNCOVERING OF WORK

     10.1.1 CES shall inspect the Work at times chosen to avoid delay to Contractor's Work. If any portion of the Work is covered contrary to the requirements of the Contract Documents or to the express request of CES during construction, Contractor shall, if required in writing by CES, uncover such work for CES' observation. Any defective Work shall be removed and replaced at Contractor's expense.

     10.1.2 If any portion of the Work has been covered which CES has not specifically requested to observe prior to being covered or which the Contract Documents did not state should be observed by CES prior to covering, CES may request to see such Work and it shall be uncovered by Contractor. If such Work is found to be in accordance with the Contract Documents, the cost and additional time of uncovering and replacement shall, by appropriate Work Order, be paid by CES. If such Work is found to be not in accordance with the Contract Documents, Contractor shall pay such costs unless the condition was caused by CES, or a separate contractor, in which event CES shall be responsible for the payment to Contractor of such costs.

10.2 WARRANTY AND CORRECTION OF WORK

     10.2.1 Contractor warrants to CES that all materials and equipment furnished under the Work Order will be new unless otherwise specified, and that all Work (without limitation, including all materials, equipment and workmanship) will be of the specified quality, free from defects and in strict conformance with the Contract Documents and Equipment Manufacturers warranty provisions. All Work not conforming to these requirements, including substitutions not properly approved and authorized, may be considered defective. Contractor further agrees to correct all deficient Work discovered by CES and/or Customer during a period of one (1) year after the Date of Substantial Completion of the Work or for such longer period of time as provided by specific warranties contained elsewhere in the Contract Documents. In addition to making such corrections, repairs and/or replacements, Contractor shall correct, repair and/or replace any other property damage to Customer caused as a result of such defective materials, equipment and/or workmanship. Such corrective work shall be at the sole expense of Contractor and shall be performed in a timely manner at the reasonable convenience of Customer. The warranties set forth in this Paragraph and elsewhere in the Contract Documents shall survive Substantial Completion and final acceptance of the Work.

     10.2.2 Without limiting the responsibility or liability of Contractor under the Contract Documents, all warranties and attendant rights given by manufacturers on materials or equipment incorporated in the Work are hereby assigned by Contractor to CES and Customer. If requested, Contractor shall execute formal assignments of said manufacturers' warranties to CES and/or Customer.

     10.2.3 Contractor shall promptly correct all Work rejected by CES that does not comply with the requirements of the Contract Documents whether observed before Final Completion of the Work or thereafter observed within the warranty period, whether or not fabricated, installed or completed. Contractor shall bear all costs of correcting and/or replacing all such rejected Work incurred by CES including the expense of repairing and/or replacing all other property damage caused by such replacement and re-execution. The one (1) year period for correction of Work shall be extended by the corrective Work performed by Contractor pursuant to this section 10.2, unless otherwise specified in the Work Order.

     10.2.4 Contractor shall remove from the Site all portions of the Work which are defective or nonconforming and which have not been corrected unless removal is waived by CES.

     10.2.5 If Contractor fails to correct defective or nonconforming Work within the time period set forth in CES' written notice to Contractor, CES may, but shall not be required to, correct such defective or nonconforming Work. All costs of such corrective action incurred by CES (including engineering and other consultant's fees and expenses) plus a fee equal to ten percent (10%) of the repair costs incurred by CES shall be deducted from the balance of any amounts due to Contractor, or if that is insufficient, Contractor shall pay the difference to CES upon demand.


[Add Contractor Name]                                                         14
Master Agreement for Design and Construction v.5                   [Date]

10.3 ACCEPTANCE OF DEFECTIVE OR NONCONFORMING WORK

     If CES prefers to accept defective or nonconforming Work, CES may do so instead of requiring its removal and correction, in which case a Work Order will be issued to reflect a reduction in the Contract Amount in an appropriate amount. Such adjustment shall be effective regardless of whether Final Payment has been made.

10.4 NON-LIMITATION OF RIGHTS AND REMEDIES

     The warranties set forth in this Article 10, and those contained elsewhere in the Contract Documents or implied by law, shall be deemed cumulative and not alternative or exclusive. No warranty shall be deemed to alter or limit any other warranty or any other remedy or right under the Contract Documents or provided by law. Nothing contained in this Article 10 shall be construed to establish a period of limitation with respect to any other obligation which Contractor has under the Contract Documents or under any separate warranty or guaranty required thereby. The warranty period established by the Contract Documents relates only to the specific obligation of Contractor to correct the Work, and it has no relationship to the Project Schedule, nor any statute of limitations regarding time within which proceedings may be commenced against Contractor to establish Contractor's liability with respect to its obligations other than specifically to correct the Work.

ARTICLE 11.  APPLICATIONS FOR PAYMENT
11.1 Contractor shall submit an Application For Payment, or alternatively referred to as the Invoice, to CES in accordance with the Schedule of Values as described below.

11.2 Within fourteen (14) calendar days from the date of execution of the Work Order, Contractor shall prepare and submit a Schedule of Values apportioned to the various divisions or phases of the Work. Each line item contained in the Schedule of Values shall be assigned a monetary price such that the total of all such items shall equal the Contract Amount. The Schedule of Values shall be subject to approval by CES and shall be prepared in such detail as may be required by CES or Customer and, in addition thereto, CES and Contractor may agree on the extent of the detail which must be supported by such documents and proof as CES may require.

11.3 Contractor's Applications For Payment (or invoice) shall be itemized and supported by the Schedule of Values and any other substantiating data (including notarization) as CES may require. Applications For Payment may include payment requests on account of properly authorized Work Orders.

11.4 Contractor warrants and guarantees that title to all Work covered by any Application For Payment, whether incorporated in the Project or not, will pass to CES free and clear of all liens, claims, security interests or encumbrances upon the date Contractor receives payment for such Work.

11.5 Waivers and Releases. As a prerequisite for all progress or final payments to Contractor, Contractor shall provide, in a form satisfactory to CES and Owner, partial lien or claim waivers in the amount of the application for payment and affidavits covering its subcontractors, materialmen, truckers, and suppliers for completed subcontract work. Such waivers may be conditional upon payment.tain Waivers and Releases as described herein. First, a Conditional Waiver and Release shall be provided to PG&E ES at time of invoicing, in a form acceptable to PG&E ES, that states that upon receipt of payment from PG&E ES for Work under the Work
     Order, Contractor shall waive and release any and all rights to a mechanic's lien, stop notice, or any right against any bond for Work completed to date, except for any disputed amount identified in the waiver and release. Also as a prerequisite for progress and final payments, Contractor shall provide Unconditional Waivers and Releases at time of invoicing, in a form acceptable to PG&E ES, from any and all of its subcontractors, materialmen, truckers and suppliers that states that they have been paid in full to date for all labor, services, equipment or materials furnished to the Project at Contractor's request, and thereby waive and release any right to a mechanic's lien, stop notice, or any right against any bond, except for any disputed amount identified in the release.

11.6 For each payment period, Contractor shall submit its Application for Payment (Invoice) for Work performed no later than seven (7) calendar days prior to the date that CES payment application is required to be submitted to Customer under the Customer Agreement, unless otherwise agreed. Contractor may include in its Applications for Payment materials and equipment purchased by Contractor and suitably stored at the Site or elsewhere for use in performance of the Work.

ARTICLE 12.  PAYMENTS TO CONTRACTOR
12.1 The Work Order will set forth the Contract Amount for the Contractor's
     Work and the Progress Payment Schedule. The total Contract Amount shall constitute the complete compensation for Contractor's Work with respect to the Project. CES shall be under no obligation to compensate Contractor any additional amounts beyond the Contract Amount, unless there is a written Work Order that increases the Contract Amount.

12.2 CES shall require a ten percent (10%) retainage to be withheld from payments made by CES to Contractor. CES may provide for a reduction of retainage based upon a percentage of completion of the Work.


[Add Contractor Name]                                                         15
Master Agreement for Design and Construction v.5                   [Date]

12.3 CES may decline to pay Contractor, in whole or in part, to such extent as may be necessary in CES' good faith opinion to protect CES from loss because of:

     1.   Defective or nonconforming Work not remedied;
     2. Third party claims or liens filed or reasonable evidence indicating probable filing of such claims or liens;
     3.   Failure of Contractor to make payments properly to its subcontractors;
     4. Reasonable evidence that the Work cannot be completed for the unpaid balance of the Contract Amount;
     5. Damage to CES or to Customer, for which Contractor is liable as set forth in the Contract Documents;
     6. Reasonable evidence that the Work will not be completed within the Contract Time, as properly amended; or
     7.   Failure to perform the Work in accordance with the Contract
          Documents. When these grounds are corrected by Contractor, CES shall promptly make payment without interest for amounts withheld based on the deficiencies.

12.4 Any overpayments to Contractor shall, unless otherwise credited or adjusted, be repaid to CES.

12.5 If CES does not pay Contractor within thirty (30) days after payment is due, or such time as payment is required by applicable state law, whichever is earlier, interest at one percent (1%) per month shall accrue commencing on the date payment was due.

12.6 If Contractor is in any way indebted to CES under this Master Agreement, moneys due Contractor hereunder may be withheld as an offset against such other indebtedness.

12.7 Final payment of the balance owed to Contractor shall be due thirty
     (30) days after receipt by CES of final payment from Customer for the Work, or such time as required by applicable state law, whichever is earlier. However, Contractor shall not be entitled to final payment until Final Completion of the Work. Contractor agrees to furnish, if and when required by CES, payroll affidavits, receipts, vouchers, releases of claims for labor and material and releases from its subcontractors and vendors, in a form satisfactory to CES, prior to receipt of any payment. In the event of a payment a payment not made timely by Contractor, CES may, at its option, make any payment or portion thereof by joint check payable to Contractor and any of its subcontractors, suppliers, truckers, and/or materialmen.

12.8 Contractor agrees, upon payment by CES to Contractor for Work pursuant to this Master Agreement, to waive and release all lien rights that may exist or which may arise regarding the Work for such Work; and to furnish, if requested, waivers and releases of liens from every person or company furnishing labor or material for the Work in a form acceptable to CES; and to protect CES, the Work, and Customer from all expenses arising out of Contractor's failure of performance under the Contract Documents.

12.9 Contractor Payment of its Subcontractors and Suppliers. Upon payment by
     CES to Contractor, Contractor shall promptly pay its subcontractors and suppliers the amounts to which they are entitled. In the event CES has reason to believe that labor, material, or other obligations incurred in the performance of the Work are not being paid, CES may give written notice of a potential claim or lien to the Contractor and may take any steps deemed necessary to assure that progress payments are utilized to pay such obligations, including but not limited to the issuance of joint checks. If upon receipt of notice, the Contractor does not (a) supply evidence to the satisfaction of CES that the moneys due and owing have been paid; or (b) post a bond indemnifying the Owner, CES, and CES' surety, if any, and the premises from a claim or lien, CES shall have the right to withhold from any payments due or to become due to the Contractor a reasonable amount to protect CES from any and all loss, damage or expense including attorney's fees that may arise out of or related to any such claim or lien. If CES has reason to believe that the Contractor is not complying with the payment terms of this Master Agreement, CES shall have the right to contact the Contractors subcontractors and suppliers to ascertain whether they are being paid by the Contractor in accordance with this Master Agreement.

ARTICLE 13.  INSURANCE & BONDS
13.1 Contractor shall maintain the following insurance coverage. Contractor is also responsible for its Subcontractors maintaining the same insurance coverage as noted below, unless otherwise specified in the Work Order.


[Add Contractor Name]                                                         16
Master Agreement for Design and Construction v.5                   [Date]

     13.1.1  WORKERS' COMPENSATION AND EMPLOYERS' LIABILITY

             1. Workers' Compensation insurance or self-insurance indicating compliance with any applicable labor codes, acts, laws or statutes, state or federal, where Contractor performs Work pursuant to each Work Order.

             2. Employers' Liability insurance shall not be less than $1,000,000 for injury or death for each accident.

     13.1.2  COMMERCIAL GENERAL LIABILITY

             1. Coverage shall be at least as broad as the Insurance Services
                Office (ISO) Commercial General Liability Coverage "occurrence" form, with no coverage deletions. 2. The limit shall not be less than $2,000,000 with respect to each occurrence for bodily injury, property damage and personal injury. Such coverage shall at least be as broad as the Insurance Services Office (ISO) Commercial Liability Coverage "occurrence" form, with no coverage deletions.

             3. Coverage shall: a) by "Additional Insured" endorsement add as insureds CES, Customer, and all directors, officers, agents and employees of CES and Customer, with respect to liability arising out of Work performed under this Master Agreement by Contractor;
                b) be endorsed to provide cross-liability coverage, and c) specify that Contractor's insurance is primary and that any insurance or self-insurance maintained by CES shall not contribute with it.

     13.1.3  BUSINESS AUTO

             1. Coverage shall be at least as broad as the Insurance Services
                Office (ISO) Business Auto Coverage form covering Automobile Liability, code 1 "any auto."

             2. The limit shall not be less than $1,000,000 for each accident for bodily injury and property damage.

     13.1.3  PROFESSIONAL LIABILITY

             1. Professional  Liability  (Errors  and  Omissions  Liability)
                insurance appropriate for the design and engineering work to be furnished under this Master Agreement. Coverage shall be for a professional error, act or omission arising out of the scope of work provided hereunder.

             2. The limit  shall not be less than  $1,000,000  for each claim.
                If coverage is subject to an aggregate, this aggregate limit shall be twice the claim limit.

             3. With respect to any professional liability insurance provided on a claims-made basis, Contractor shall maintain such coverage continuously throughout its performance of its Work under this Master Agreement, and, without lapse, for a period of four (4) years thereafter.

     13.1.4  BUILDER'S RISK INSURANCE

             1. Contractor shall furnish builder's risk insurance on an
                "all-risk" basis subject to standard terms, conditions and exclusions, and with deductibles, limits and additional peril coverage to cover the Work provided pursuant to each Work Order.

     13.1.6  ADDITIONAL INSURANCE PROVISIONS

             1. Before commencing performance of Work, Contractor shall furnish
                CES with certificates of insurance and endorsements of all required insurance for Contractor.

             2. The documentation shall state that coverage shall not be modified or canceled except after thirty (30) days prior written notice has been given to CES.

             3. The  documentation  must be signed by a person  authorized  by that insurer to bind coverage on its behalf and shall be submitted to CES.

             4. CES may inspect the original policies or require complete certified copies, at any time and the policies must be carried by companies reasonably acceptable to CES.

             5. Upon request,  Contractor shall furnish CES the same evidence of insurance for its Subcontractors as CES requires of Contractor.

13.2 PERFORMANCE AND PAYMENT BONDS

     13.2.1 Upon the request of CES for any Project, Contractor shall furnish a performance and/or payment bond with respect to its Work performed pursuant to a Work Order. The performance bond shall guarantee Contractor's faithful performance of all terms and conditions of the Contract Documents. The performance and/or payment bond shall provide CES with security for Contractor's payment of all claims of laborers, mechanics, subcontractors, suppliers and the like for the costs of improvements made with respect to the Project at issue.


[Add Contractor Name]                                                         17
Master Agreement for Design and Construction v.5                   [Date]

     13.2.2 If a performance or payment bond, or both, are required of Contractor under the Contract Documents, then said bonds shall be in the full amount of the Contract Price, unless otherwise specified in the Contract Documents, and shall be in a form and by a surety mutually agreeable to CES and Contractor.

     13.2.3 In the event Contractor shall fail to provide any required bonds prior to starting the Work or entering the Site, CES may terminate the Work Order and enter into a contract for the balance of the Work with another contractor. All CES costs and expenses incurred as a result of said termination shall be paid by Contractor.

ARTICLE 14.  TERMINATION OR SUSPENSION
14.1 TERMINATION BY CES FOR CAUSE

     14.1.1  Grounds for Termination. CES may terminate this Master
             Agreement or an individual Work Order for material breach of this Master Agreement if the Contractor:

             1. Persistently or repeatedly refuses or fails to supply enough properly skilled workers or proper materials; or

             2. fails to make payment to subcontractors of undisputed amounts for materials or labor in accordance with the respective agreements between Contractor and the subcontractors; or

             3.   persistently  disregards laws,  ordinances,  or rules,
                  regulations   or   orders   of  a  public   authority   having
                  jurisdiction; or

             4. otherwise is guilty of substantial breach of a provision of the contract Documents; or

             5.   Makes  any  material   misrepresentations  to  CES  (including
                  but not limited to misrepresentations in connection with any Application For Payment); or

             6.   Is adjudicated as bankrupt; or

             7.   Makes a general assignment for the benefit of its creditors.

     14.1.2 Notice to Cure: If any of the above reasons exist, CES shall notify Contractor in writing that Contractor is in default of this Master Agreement and/or individual Work Order. Contractor shall have five (5) days after receipt of this notification to either (1) commence and continue correction of the default with diligence and promptness to CES' satisfaction, or (2) present to CES a plan to correct the default in a timely manner that is satisfactory to CES.

     14.1.3 Termination: If Contractor fails to cure the default within five (5) days, or within the time agreed to by the Parties pursuant to section 14.1.2 above, CES may without prejudice to any other rights or remedies of CES, and after giving Contractor and the Contractor's surety, if any, seven (7) days written notice of termination of the Master Agreement and/or an individual Work Order, terminate employment of contractor and may, subject to any prior rights of the surety:

             1. take possession of the site and of all materials, equipment, tools, and construction equipment and machinery thereon owned by Contractor;

             2.   accept assignment of subcontract;

             3. finish the Work by whatever reasonable method CES deems expedient, and

             4. shall give Contractor written notice thereof. Contractor thereafter shall cure the default, or take specific corrective action, as soon as possible and in any event within five (5) working days from receipt of the written notice of default.

     14.1.4  If CES terminates the Master Agreement and/or an individual
             Work Order for one of the reasons stated in Section 14.1.1, the Contractor shall not be entitled to receive further payment until the Work is finished.

     14.1.5 If the unpaid balance of the Contract Amount exceeds the costs of finishing the Work, such excess shall be paid to the Contractor. If such costs exceed the unpaid balance, the Contractor shall pay the difference to CES. This obligation for payment shall survive the termination of this Master Agreement or individual Work Order.


[Add Contractor Name]                                                         18
Master Agreement for Design and Construction v.5                   [Date]

     14.1.6 CES' failure to exercise any particular rights or remedies set forth in this Article 14 shall not operate as a waiver of any other rights or remedies; or prevent CES from exercising such rights or remedies.

14.2 TERMINATION BY CES FOR CONVENIENCE

     14.2.1 Notwithstanding any other terms contained in the Contract Documents, in the event CES' contract or individual Work Order with Customer is terminated by Customer, CES shall have the right to terminate the respective Work Order with Contractor for CES' convenience by giving Contractor written notice that the Work Order is terminated.

     14.2.2  Payment for Work - Contractor's Termination Statement.
             Contractor shall, as soon as practical after receiving a notice of termination for convenience under Subparagraph 14.2.1, submit to CES, Contractor's statement showing all of the costs incurred by Contractor in the performance of the Work terminated pursuant to this Article. CES shall, within thirty (30) days after receipt of such statement, pay to Contractor all amounts properly included thereon. The phrase "costs incurred by Contractor in the performance of the Work terminated" as used herein shall be deemed to include:

             1.  Subcontract termination costs;

             2.  Cancellation fees in regard to equipment and materials ordered;

             3. Cost of all materials and equipment ordered which cannot be canceled less actual proceeds received upon the disposition thereof;

             4.  Restocking fees in regard to materials ordered;

             5. Loss of profit for work completed as of the date of termination;

             7.  Field work accomplished;

             8.  Permit, engineering bond and inspection fees;

             9. All other direct costs actually incurred by Contractor which can be demonstrated by invoice, canceled check or other appropriate documentation, and

             10. Upon payment by CES of the sums set forth in Subparagraph
                 14.2.3, Contractor shall transfer to CES title to all materials, equipment and other property included or ordered for the terminated Work, the cost of which was included in Contractor's termination statement.

     14.2.3 Acceptance of such payment by Contractor as being in accordance with this Article 14 shall constitute a waiver of all further claims by Contractor against CES under the Work Order.

14.3 CES' RIGHT TO SUSPEND WORK

     14.3.1 CES may order in writing Contractor to suspend, delay or interrupt all or any part of the Work for such period of time as CES may determine to be appropriate for the convenience of CES.

     14.3.2 If CES orders a suspension, delay, or interruption of the Work, an adjustment of the Contract Amount shall be made for any increase in Contractor's costs of performance, including a mark-up for overhead and profit as provided in Article 8 of this Agreement, and of the Contract Time for any increase in the time required for performance of the Work necessarily caused by such suspension, delay or interruption. However, no equitable adjustment shall be made to the extent that performance would have been so suspended, delayed or interrupted by any other cause that would not have entitled Contractor compensation under Article 8 of this Master Agreement , including the fault or negligence of Contractor.

14.4 CES' RIGHT TO STOP WORK

     If Contractor fails to correct defective Work as required elsewhere in the Contract Documents, or persistently fails to carry out the Work or supply labor or materials in accordance with the Contract Documents, CES may order in writing Contractor to stop the Work or the affected Work Order, or any portion thereof, until the cause


[Add Contractor Name]                                                         19
Master Agreement for Design and Construction v.5                   [Date]
     for such order has been eliminated; however, this right of CES to stop the Work shall not give rise to any duty on the part of CES to exercise this right for the benefit of Contractor or any other person or entity.

14.5 PARTIES' RIGHT TO TERMINATE

     14.5.1 Both CES and Contractor have the right to terminate a Work Order under Master Agreement, upon seven (7) days written notice to the other Party, if the Work under a Work Order is delayed or suspended for a period that exceeds one hundred and twenty (120) days through no act or fault of CES, the Contractor or any of the Contractor's subcontractors, its sub-subcontractor, or their agents or any other persons performing portions of the Work under contract with the Contractor, because of acts or failures to act by others that are beyond the control of CES, Contractor, or Contractor' subcontractor(s) and/or if CES fails to pay Contractor any Progress Payments due and owing for more than one hundred and twenty (120) days. If a Work Order is so terminated, Contractor may recover from CES payment for Work executed and for proven loss with respect to materials, equipment, equipment, tools, and construction equipment and machinery, including reasonable overhead, profit and damages.

     14.5.2 Either Party may terminate this Master Agreement without cause upon sixty (60) days written notice to the other Party, if all Work Orders then in effect have achieved Final Completion and no further Work Orders have been issued. Contractor shall be entitled to payment for all Work performed in accordance with this Master Agreement.

ARTICLE 15.  INDEMNIFICATION

15.1 Contractor shall, to the fullest extent permitted by law, indemnify and hold harmless Customer, CES, CES' consultants, and their agents, officers, directors, employees, successors, and assigns of any of them from and against all claims, damages, losses and expenses and costs of any kind or description, including, but not limited to attorney's fees and other related costs and expenses, losses and damages, arising out of or resulting from performance of the Work. These indemnification obligations shall be limited to claims, damages, losses or expenses (1) that are attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself) including loss of use resulting therefrom, and (2) to the extent such claims, damages, losses or expenses are caused in whole or in part by negligent acts or omissions or willful misconduct of Contractor, its Subcontractors, anyone directly or indirectly employed by them or anyone for whose acts they may be liable part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this paragraph.

15.2 In claims against CES, or its Customer, consultants and other subcontractors, agents, employees by an employee of Contractor, its subcontractors, or anyone directly or indirectly employed by them or anyone for whose acts they may be liable, the indemnification obligation under Article 15 shall not be limited by a limitation on the amount or type of damages, compensation, or benefits payable by or for Contractor, or its subcontractors, under workers' compensation acts, disability benefits acts, or other benefit acts.

ARTICLE 16.  DISPUTE RESOLUTION
In the event of a dispute, controversy, or claim arising out of or relating to this Master Agreement, the Parties shall confer and attempt to resolve such matter informally. If such dispute or claim can not be resolved in this manner, then the dispute or claim shall be referred first to the Parties' executive officers for their review and resolution. If the dispute or claim still can not be resolved by such officers, then the Parties may agree to submit to non-binding mediation or either Party may file a written demand for arbitration with the American Arbitration Association ("AAA") and shall send a copy of such demand to the other Party. The arbitration shall be conducted pursuant to the Commercial Arbitration Rules of the AAA in effect at the time the arbitration is commenced. The award rendered by the arbitrator shall be final and binding on the Parties and shall be enforceable in any court having jurisdiction thereof and of the Parties. The arbitration shall be heard by one mutually agreeable arbitrator, who shall have experience in the general subject matter to which the dispute relates. The arbitration shall take place in the state where the project under dispute is located, unless both Parties mutually agree to a different venue for arbitration.


[Add Contractor Name]                                                         20
Master Agreement for Design and Construction v.5                   [Date]

ARTICLE 17.  MISCELLANEOUS PROVISIONS

17.1 Cross references, captions, headings, the index and citations of sections and subsections in this Master Agreement are for the convenience of Contractor and CES, and they are not intended to be plenary or exhaustive nor are they intended to be considered in interpreting this Master Agreement or any other part of the Contract Documents.

17.2 There are incorporated in this Master Agreement the provisions of Executive Order 11246 (as amended) of the President of the United States on Equal Employment Opportunities and the rules and regulations issued pursuant thereto with which Contractor represents that it will comply unless exempted.

17.3 If any clause of the Contract Documents is held as a matter of law to be unenforceable or unconscionable, the remainder of the Contract Documents shall be enforceable without such clause.

17.4 No provisions of the Contract Documents shall in any way inure to the benefit of any third party (including the public at large) so as to constitute such person as a third party beneficiary of the Contract
     Documents, except as specifically provided elsewhere in the Contract Documents.

17.5 Contractor shall subordinate, and shall have its Subcontractors subordinate, any lien or claim or right of lien against the Project and its real property which Contractor and his Subcontractors may now or hereafter have on account of construction labor, services or materials provided under the Contract Documents in connection with the Work or otherwise for the Project, to any promissory note, loan agreement, mortgage, deed to secure debt, or other instrument executed by CES or Customer.

17.5 NOTICES. Any notices hereunder, except as specifically provided elsewhere in the Contract Documents, shall be given in writing and shall be delivered by hand or by first class certified U. S. Mail, return receipt requested to the addresses set forth below, or to such other address as either Party may substitute by written notice to the other in the matter contemplated herein, and will be deemed given when delivered, or, if delivery is not accomplished by some fault of the addressee, when tendered.



     ----------------------------------------------------------------------------------------
     TO CES:                      WITH COPY TO:                         TO CONTRACTOR:
     ----------------------------------------------------------------------------------------

     Chevron Energy Solutions     Chevron Energy Solutions              Contractor Name
     Street Address               345 California Street, Suite 3200     Street Address
     City, State, Zip Code        San Francisco, CA  94104              City, State, Zip Code
     Attn: Name, Title            Attn:  Legal Department               Attn:  Name, Title
     Phone Number:                                                      Phone Number :
     Fax Number:                                                        Fax Number:
     ----------------------------------------------------------------------------------------



17.6 SIGNS. No signs shall be placed on the Project site by Contractor or any Contractor subcontractor without the prior written approval of CES.

17.7 GOVERNING LAW. The Contract Documents shall be governed by the laws of the SState of California of California excluding any conflicts of law principles.

17.8 FINANCIAL BOOKS AND RECORDS. Contractor shall maintain financial books, documents, and cost accounting records with respect to the Contract Amount on a cash basis in accordance with generally accepted accounting principles. These records shall be made available to CES, upon request for audit, inspection or copying to the extent that they relate to any issue of entitlement to payment or adjustment of the Contract Amount.

17.9 THIRD PARTY BENEFICIARIES. This Master Agreement shall not create any third party beneficiary rights or obligations with respect to any third party.

17.10SUCCESSORS AND ASSIGNS. Each Party shall have the right to assign its rights and interests in this Master Agreement and individual Work Orders to an affiliate, subsidiary, or successor company who shall be bound to the terms and conditions of this Master Agreement.

17.11CONFIDENTIAL AGREEMENT. The terms and conditions of this Master Agreement shall be subject to that certain Mutual Nondisclosure Agreement between CES and Contractor dated [ADD DATE OF MNDA].

17.12DUPLICATE ORIGINALS. Two (2) duplicate originals of this Master Agreement shall be executed; each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

17.13ENTIRE AGREEMENT. This Master Agreement contains the entire agreement between the Parties and there are no oral or written representations, understandings, or agreements between the Parties respecting the subject matter of this Master Agreement, which are not fully expressed herein.


[Add Contractor Name]                                                         21
Master Agreement for Design and Construction v.5                   [Date]

IN WITNESS WHEREOF, the Parties hereto have executed this Master Agreement as of the day and year first above written.



DEMARCO ENERGY SYSTEMS OF AMERICA, INC.          CHEVRON ENERGY SOLUTIONS, L. P.

By: /S/ Victor M. DeMarco                        By: /S/ Lee J. Hanson
   -----------------------------------              ----------------------------
   (Signature)                                      (Signature)

Name:  Victor M. DeMarco                         Name:  Lee J. Hanson
     ---------------------------------                --------------------------

Title:  President                                Title:  SR VP Operations
      --------------------------------                 -------------------------








[Add Contractor Name]                                                         22
Master Agreement for Design and Construction v.5                   [Date]

EXHIBIT A
WORK ORDER SAMPLE FORM
CES CONTRACT NUMBER:  ______


[Chevron Logo Appears Here]     CHEVRON
                                ________________
                                Energy Solutions

WORK ORDER # ______
TO MASTER AGREEMENT
FOR DESIGN AND CONSTRUCTION


     THE MASTER AGREEMENT FOR DESIGN AND CONSTRUCTION ("Master Agreement"), entered into on [MONTH DAY, YEAR] by and between CHEVRON ENERGY SOLUTIONS, L. P., a Delaware limited partnership with principal offices at 345 California Street, Suite 3200, San Francisco, California 94104 ("CES") and [ADD CONTRACTOR'S NAME, ADDRESS, AND PHONE NUMBER, a [ADD STATE] Corporation, with principal offices located at[ADD ADDRESS AND PHONE NUMBER], or its applicable wholly owned subsidiary identified below in Section 2, ("Contractor") is hereby amended on this date [ADD DATE OF WORK ORDER EFFECTIVE DATE] ("Work Order Effective Date")by this Work Order which is fully incorporated into the MASTER AGREEMENT as follows:

CUSTOMER. The Customer for whom the Work will be performed is _____________ _______________. The address and phone number of the Customer is ______________.

SUBSIDIARY COMPANY OF [ADD CONTRACTOR'S NAME] PERFORMING WORK, IF ANY: [ADD NAME, ADDRESS, CONTACT NAME, AND PHONE NUMBER OF SUBSIDIARY COMPANY PERFORMING THE WORK UNDER THIS WORK ORDER. LEAVE BLANK IF NONE.]
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

3. SCOPE OF WORK/ SITE LOCATIONS. The Scope of Work at each Site Location, including the description of the Scope of Work, including equipment and materials to be provided and installed and any other Work to be performed; Warranty provisions; and the Operations and Maintenance provisions, if any; to be provided under this Work Order is identified on ATTACHMENT 1 - "SCOPE OF WORK/SITE LOCATIONS" attached hereto and incorporated herein. Unless otherwise described herein or in Attachment 1, Contractor shall be responsible for the removal, transport, and proper disposal of Hazardous Substances identified in the Scope of Work attached hereto and to provide to CES certification that such equipment was properly transported from the site location(s) and properly disposed of.

4. PROJECT SCHEDULE. The Project Schedule for each Site Location where Work shall be performed by Contractor pursuant to this Work Order, including Commencement Date, Substantial Completion Date, and Operational Date, is identified on "ATTACHMENT 2 - PROJECT SCHEDULE" attached hereto and incorporated herein

5. CONTRACT AMOUNT FOR WORK ORDER. The total Contract Amount for performance of this Work Order, schedule of payment, and payment terms is as follows: [ADD TOTAL AMOUNT HERE AND ALSO INDICATED IF CONTRACT AMOUNT WILL BE PAID AS A ONE-TIME LUMP SUM, FIXED FEE PAID VIA PROGRESS PAYMENTS, BASED ON TIME AND MATERIALS NOT TO EXCEED A CERTAIN DOLLAR AMOUNT, AND IF PROGRESS PAYMENTS WILL BE PAID ON A MONTHLY BASED ON WORK COMPLETED DURING THE PRIOR MONTH, OR BY ACHIEVEMENT OF DEFINED MILESTONES, ETC.]

6. CONTRACTOR/ENGINEERING LICENSE(S). Contractor possesses the following Engineering and/or Contractor license(s) and/or certificates, with the number indicated, expiration date, and in what state the licensed was issued, as required by law to perform the work as described in the Scope of Work at the Site Locations identified on Attachment 1. If any work is to be performed by a subcontractor to the Contractor, please also indicate your subcontractor's name along with the same following information required to perform such work.

CONTRACTOR/ENG. NAME     LICENSE/CERTIFICATE  TYPE LICENSE NUMBER  EXPIRATION
                         DATE STATE  ISSUED


[Add Contractor Name]
Master Agreement for Design and Construction v.3

7. GENERAL TERMS AND CONDITIONS. Except for terms and conditions provided in this Work Order, all Work performed pursuant to this Work Order shall be subject to the terms and conditions of the Master Agreement. If this Work Order is executed by a wholly owned Subsidiary Company of Contractor, such Subsidiary Company agrees to perform such work and be bound by the above referenced Master Agreement, a copy of which shall be provided by CES to the Subsidiary Company upon request.

IN WITNESS WHEREOF, the Parties hereto have executed this Work Order as of the day and year first above written. CONTRACTOR (OR CONTRACTOR'S SUBSIDIARY
COMPANY)    NAME    CHEVRON     ENERGY     SOLUTIONS,     L.    P.

BY:                                               BY:
     -----------------------------------------    ------------------------------
            (Signature)                                      (Signature)

NAME:                                              NAME:
     -----------------------------------------          ------------------------

TITLE:                                             TITLE:
     -----------------------------------------          ------------------------


[Add Contractor Name]
Master Agreement for Design and Construction v.5

CES Contract No. ___________
EXHIBIT B
DEFINITIONS
         For the purposes of this Master Agreement, including all Work Orders and Change Orders, the defined terms herein shall have the meaning set forth as follows:

1. APPLICABLE LAWS: "Applicable Laws" shall mean all laws, building codes, rules, regulations, or orders of any federal, state, county, local, or other governmental body, agency, or other authority having jurisdiction over the performance of the Work, as may be in effect at the time the Work is undertaken.
2. APPLICABLE PERMITS: "Applicable Permits" shall mean all permits, waivers, authorizations, or licenses issued or required to be issued by any federal, state, county, local, or other governmental body, agency, or other authority having jurisdiction over the performance of the Work, as may be in effect at the time the Work is undertaken.
3. APPLICATION FOR PAYMENT: "Application for Payment" shall mean the Contractor's application requesting and verifying its entitlement to payment for Work performed, including all supporting documentation as set forth herein in Articles 11 and 12 hereof.
4. CES: "CES" refers to Chevron Energy Solutions, L. P., a wholly owned entity of the Chevron Products Company. The term CES means CES or its authorized representative.
5. CHANGE: "Change" shall mean any addition to, deletion from, suspension of or other modification to the quality, schedule, function or intent of the Work, including without limitation any such addition, deletion, suspension or other modification that effects a change in the Scope of Work, Contract Amount, or Contract Time as provided for in Article 8 of the Master Agreement.
6. CHANGE ORDER: "Change Order" shall mean a written document signed by both Contractor and CES that describes the changes to the terms of an individual Work Order and that formally amends an individual Work Order. A Change Order may add to, delete, modify, and/or change and amend the Work Order's scope of work, compensation, and/or the schedule for completion of the Work identified in the Work Order.
7. CLAIMS: "Claims" shall mean any and all actions, claims, losses, damages, expenses or liabilities of either party arising from or a result of this Master Agreement, Work Order, and/or Change Orders.
8. CONSTRUCTION: "Construction" shall mean any Work to be performed that involves any and all construction, alteration, repair, addition to, subtraction from, improving, moving, wrecking or demolishing any building, highway, road, parking facility, excavation, or other structure or improvement, or to do any part thereof, including the erection of scaffolding or other structures or works in connection therewith, and the cleaning of grounds or structures in connection with any of the above activities.
9. CONSTRUCTION DOCUMENTS: "Construction Documents" shall mean the Final Construction Documents, and any and all Change Orders affecting those documents, that provide the final plans and specifications that describe the technical requirements for the installation of all the materials and equipment pursuant to this Master Agreement and individual Work Order.
10. CONTRACT AMOUNT: "Contract Amount" shall mean the amount of compensation due to Contractor for the successful, proper and timely completion of work. The Work order shall state the Contract Amount. Unless modified by a Work Order, or Change Order, the Contract Amount is the maximum amount of compensation payable by CES to Contractor for the Work.
11. CONTRACT DOCUMENTS: "Contract Documents" shall mean collectively this Master Agreement, any Work Order(s), the Plans and Specifications prepared or to be prepared by the Engineer (or Contractor) for the particular Project and any other Construction Documents.
12. CONTRACT TIME: "Contract Time" means the period of time after the Date of Commencement of the Work allotted in the Work Order in which Contractor must achieve Final Completion of the Work, as may be adjusted by Work Order.
13. CONTRACTOR: "Contractor" means the person or entity identified as such in this Master Agreement, Work Order(s), and Change Order(s). The term Contractor means Contractor, Contractor's Subsidiary Company as defined herein, or its authorized representative.
14. CUSTOMER: "Customer" means the person or entity identified as such in the Work Order. The Customer will have entered into a Customer Agreement directly with CES.
15. CUSTOMER AGREEMENT: "Customer Agreement" means the agreement entered into by CES and its Customer under which CES will, for consideration received, furnish specified improvements at the Customer's facility.
16. DATE OF COMMENCEMENT OF THE WORK: "Date of Commencement of the Work" means the date established as such in a written notice to proceed to be issued by CES to Contractor. Contractor shall not commence work prior to the issuance of a written notice to proceed by CES.
17. DAY: "Day" means a calendar day unless otherwise specifically designated.
18. DRAWINGS OR PLANS: "Drawings" or "Plans" means all drawings, plans, depictions, and designs either provided by CES, or prepared by Contractor, and required for the construction, erection, installation and completion of the Work.

19. ENGINEER: "Engineer" means the person or entity lawfully licensed to practice engineering, identified as such in the Work Order. For certain projects, Engineer may also be the same entity as Contractor. The term Engineer means the Engineer or its authorized representative.
20. FINAL COMPLETION: "Final Completion" means the acceptance of the completed Project by CES and Customer from Contractor in accordance with the provisions of Article 6 of this Master Agreement.
21. HAZARDOUS SUBSTANCES: "Hazardous Substances" shall mean any hazardous, toxic or dangerous wastes, substances, chemicals, constituents, contaminants, pollutants, and materials and any other carcinogenic, corrosive, ignitable, radioactive, reactive, toxic or otherwise hazardous substances or mixtures (whether solids, liquids, gases) now or at any time subject to regulation, control, remediation or otherwise addressed under Applicable Laws; (ii) any "hazardous substance" as defined by the Resource, Conservation and Recovery Act of 1976 (42 United States Code ("U.S.C."), Section 6901 et seq.), as amended, and regulations promulgated thereunder; (iii) any "hazardous, toxic or dangerous waste, substance or material" specifically defined as such in (or for the purposes of) the Comprehensive Environmental Responses, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as amended, and regulations promulgated thereunder; and
         (iv) any hazardous, toxic or dangerous waste, substance, or material as defined in any so-called "superfund" or "superlien" law..
22. INSTALLATION: "Installation" shall mean the setting up and placement of any equipment or materials in the manner it will be operated, in accordance with the Work Order and in accordance with all Applicable Laws. Installation will not be deemed complete until the Operational Date.
23. INSTALLATION LOCATION: "Installation Location" shall mean that area or areas where the Project materials and equipment and any other energy related equipment as described in the Work Order shall be located.
24. INTEREST: "Interest" shall mean interest calculated at the lesser of the per annum rate of interest announced from time to time by Citibank, at its "prime" rate for commercial loans plus two percent (2%) or the maximum rate permitted by Applicable Laws.
25. LOSSES. "Losses" shall mean claims, actions, damages, losses, liabilities, costs, and/or expenses including reasonable attorney's fees.
26. MASTER AGREEMENT: "Master Agreement" shall mean this Master Agreement for Design and Construction and all Exhibits attached hereto which are incorporated herein, as it may be amended or modified from time to time in accordance with the provisions hereof.
27. MASTER AGREEMENT EFFECTIVE DATE: "Master Agreement Effective Date" shall mean the date this Master Agreement is fully executed as noted above and is the date the Master Agreement is in full force and effect.
28. MATERIAL CHANGED CONDITION: "Material Changed Condition" shall mean one or more of the following conditions that impact the Project Schedule and/or Cost: 1) parties or conditions outside the control of the parties caused delays in Project Schedule; 2) discovery of differing and unexpected site conditions not previously disclosed by CUSTOMER and could not have been readily discoverable prior to start of Work; 3) discovery of hazardous wastes or material not been previously disclosed; (4) adverse weather conditions not reasonably anticipated;
         (5) delay in equipment and material deliveries outside the Parties' control; and 6) any other condition that could not have been reasonably anticipated by the Parties and is outside the Parties" control.
29. NOTICE OF CLAIM: "Notice of Claim" means a written notice from Contractor to CES provided in accordance with Article 8 of this Master Agreement, identifying an order, event or occurrence that Contractor contends should cause a Change in the Work entitling Contractor to an adjustment of either the Contract Amount or Contract Time or both.
30. OPERATIONAL DATE: "Operational Date" shall mean the date when the installed Work is substantially complete in accordance with the Contract Documents so that the Work is functional and can be generally used for the purpose for which the Work is intended.
31. OPERATIONS AND MAINTENANCE SERVICES OR O&M: Operations and Maintenance Services or O&M shall mean the provision of operations and maintenance services for the equipment, and any and all other material, hardware, or software provided and installed by CES, or its subcontractors, in accordance with the Work Order.
32. PARTY OR PARTIES: "Party" or "Parties" shall mean CES, CUSTOMER, each or both of them, as the context may require pursuant to the terms and conditions of this Master Agreement.
33. PROJECT: "Project" shall mean the entirety of Work to be performed by Contractor per the terms and conditions of each Work Order, and any Change Orders to a Work Order, as well as all efforts of CES and other entities regarding the Work, Site, facilities and other matters referred to in the Contract Documents, all as an integrated whole.
34. PROJECT SCHEDULE: "Project Schedule" means the CES-approved schedule of Work identified in the Work Order, prepared pursuant to Paragraph 7.3 of this Master Agreement, showing the sequences, duration, and interrelationships and establishing Contractor's plan for accomplishing Final Completion within the Contract Time.
35. SCOPE OF WORK: Scope of Work" shall mean the amount and extent of Work that is contemplated to be performed by Contractor per the terms of this Master Agreement and as specifically described in each Work Order, as amended by Change Orders. Should there be any conflict between the Work Order plus its Change Orders and the terms of this Master Agreement, the Work Order together with the agreed upon Change Orders shall take precedence and shall establish the Scope of Work for the each Project.


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


36. SITE: "Site" means the real property upon which the Project is situated. The Site shall be particularly described in Work Order.
37. SPECIFICATIONS: "Specifications" means all specifications; equipment, materials and supplies lists; schedules and other written information either provided by CES or prepared by Engineer (or Contractor) and required for the construction, erection, installation and completion of the Work.
38. SUBSIDIARY COMPANY: "Subsidiary Company" means a company that is wholly owned by Contractor and to whom Contractor may assign individual Work Orders under this Master Agreement and such Subsidiary Company shall be bound to the terms and conditions of both the Work Order and this Master Agreement in performance of such Work.
39. SUBSTANTIAL COMPLETION: "Substantial Completion". means the stage in the progress of the Work when the Work is sufficiently complete in accordance with the Contract Documents so that the Customer can utilize and take beneficial use of the Work for its intended use.
40. TIME: "Time" shall mean the time period within which Contractor shall complete the Work in accordance with the Work Order Project Schedule.
41. WORDS: "Words" and abbreviations which have well-known technical or trade meanings are used in the Contract Documents in accordance with such recognized meanings.
42. WORK: "Work" shall mean the design, procurement, installation and/or construction required for the Project and includes all labor necessary to produce such services, all materials, fabrications, assemblies, and equipment incorporated or to be incorporated in such construction necessary to achieve Final Completion of the Project, including such materials and equipment which may be consumed or used but not actually incorporated in such construction. Depending upon the terms of each Work order, the Work may include design, supplying, installing, maintaining, operating, and warranting certain materials and equipment, and providing any other energy-related services specified in the Work Order.
43. WORK ORDER: "Work Order" means a document executed by both Contractor and CES that describes, at minimum, the scope of work to be performed, the compensation Contractor shall be paid for such Work, and the schedule for completion of the Work described therein, and such Work Order shall constitute an amendment to this Master Agreement. A sample Work Order Form is attached hereto as Exhibit A. Contractor shall not perform any Work with respect to any Project until the parties have first executed a Work Order for the Work. Any work done by Contractor prior to the execution of a Work Order shall be done at Contractor's expense. A Work Order may be executed by Contractor, or a wholly owned Subsidiary Company. If a Subsidiary Company executes a Work Order, the Contractor and Subsidiary Company shall be bound to the terms and conditions of such Work Order.
44. WORK ORDER EFFECTIVE DATE: "Work Order Effective Date" shall mean the date an individual Work order is fully executed and the date the Work Order is in full force and effect.


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